UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 30, 2017, Generation Next Franchise Brands, Inc. (the “Company”) announced that it had entered into an international license agreement (the “Agreement”) with Froyo Vending Canada, Inc. A full copy of the Company’s press release related to this Agreement is being furnished herewith as Exhibit 99.1.

Pursuant to the Agreement, Froyo Vending Canada, Inc. will serve as the exclusive master franchisee of the Company’s Reis & Irvy’s Frozen Yogurt Robots concept within Canada for a period of five (5) years. Froyo Vending Canada, Inc. agreed to purchase twenty (20) units and will purchase a minimum of 500 total units during the 5-year term.

Pursuant to the Agreement, Froyo Vending Canada, Inc. will serve as the exclusive licensor of the Reis & Irvy’s robots and the patented vending technology therein. This exclusivity is in acknowledgment of the existing purchasers of the Reis & Irvy’s frozen yogurt robots and Reis & Irvy’s franchisees in existence prior to October 20, 2017.

If Froyo Vending Canada, Inc. achieves its minimum annual purchase objectives under the Agreement, the Company will generate $18,120,000 in future revenues.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: October 30, 2017	By:	/s/ Arthur Budman
Arthur Budman
Chief Executive Officer and Chief Financial Officer

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